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                                                                    EXHIBIT 23.2

                 [LETTERHEAD OF BDO STOY HAYWARD APPEARS HERE]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 25, 1997 on the financial statements of Melita Europe Limited as of December 31, 1995 and December 31, 1996 and for the three years in the period ended December 31, 1996.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO STOY HAYWARD

Ewell, Epsom Surrey

June 4, 1997